Exhibit 99.2

Quality and Safety Update

Having worked diligently since initiating a voluntary recall on February 17, 2023 of our SOLO (G3/G2) to investigate a possible loss of propulsion in 2019, 2021-2023 models, ElectraMeccanica today announced we would remedy the issue with a buyback.

You can find general information on this remedy in today’s news release https://ir.emvauto.com/Electrameccanica-Updates-Voluntary-Recall-of-Solo-G3-and-G2-Announces-Buyback-Remedy. Customers will be contacted directly with regard to their specific buybacks, as ElectraMeccanica continues to operate in full compliance with NHTSA regulations.

We look forward to working with our customers to ensure this is as smooth a process as possible.

We urge any customers who have questions or notice any issues whatsoever to contact our Customer Service Line at 1-855-524-6693; or email at recalls@electrameccanica.com or submit information via the following form: https://recal-form.vercel.app/.

Sincerely,

Susan E. Docherty, ElectraMeccanica CEO